Greektown Superholdings, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE
July 18, 2011

Media Contacts:
Lloryn Love, Greektown Casino-Hotel
313.223.2999 x5455
313.477.6617 (cell)

Heidi Hedquist, Duffey Petrosky
248.489.8303
248.872.1022 (cell)

Greektown Superholdings, Inc. Completes Land Transaction
with Wayne County

Detroit, Mich. — Greektown Superholdings, Inc. (the “Company”) announced today that it has completed its previously announced land transaction with Wayne County (the “County”). The Company sold a 7.2 acre parcel, to the County, currently used as a municipal parking lot.  And simultaneously purchased from the County a 1.1 acre parcel, currently used by the County as the sheriff headquarters. The Company also received cash consideration. It is expected that the acquired parcel will be used to construct a parking facility for patrons of Greektown Casino, subject to obtaining the required financing and regulatory approval.

Michael Puggi, Chief Executive Officer of the Company, stated: “We are thrilled that this opportunity arose. It provides us with a key parcel, right across the street from Greektown Casino, which will be ideal for a parking facility. We are also pleased that the parcel we sold to the County, which was not critical to the Casino, will fulfill a critical County need.”

###

About Greektown Casino-Hotel
Greektown Superholdings, Inc. operates, through its subsidiaries the Greektown Casino-Hotel located at 555 E. Lafayette in Detroit’s Greektown Entertainment District.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about capitalization and performance of Greektown.  All forward-looking statements involve risks and uncertainties.  All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies.  Many of these risks, uncertainties and contingencies are beyond Greektown’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements, include, among other things, the ability to obtain the required regulatory approvals, general economic and business conditions, competitive conditions and ability to service indebtedness as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Greektown, particularly Greektown’s prospectus filed pursuant to Rule 424(b)(3) on January 3, 2011.  Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.